FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WRITERS’ GROUP FILM CORP.

EXHIBIT 21.1
Our Subsidiaries

Subsidiary	State of Incorporation	Name(s) Under Which Subsidiary Does Business

WRITERS’	Delaware	Writers’ Assistants Movie, Inc.
ASSISTANTS		Writers’ Assistants
MOVIE, INC.

HIS NAME IS	Delaware	His Name Is Noah Movie, Inc.
NOAH MOVIE, INC.		His Name Is Noah

FOREVER MAN	Delaware	Forever Man Movie, Inc.
MOVIE, INC.		Forever Man

www.writersgroupfilmcorp.com   *   info@writersgroupfilmcorp.com